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                                  Exhibit 23(j)


(1) Consent of Independent Registered Certified Public Accounting Firm (PricewaterhouseCoopers LLP)

(2) Consent of Independent Registered Certified Public Accounting Firm (Ernst & Young LLP)
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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 27, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Report to Shareholders of Transamerica IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Tampa, Florida
February 26, 2007



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             Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated February 19, 2007, with respect to the financial statements of Transamerica Fund Advisors, Inc., included in Post-Effective Amendment No. 85 to the Registration Statement (Form N-1A No. 33-2659) under the Securities Act of 1933 and related Prospectus of Transamerica IDEX Mutual Funds.



                                                       /s/ Ernst & Young LLP

Des Moines, Iowa
February 28, 2007